LYRIS, INC. REPORTS SECOND QUARTER RESULTS

TOTAL CUSTOMERS FOR LYRIS HQ PLATFORM SURPASS 600

     (EMERYVILLE, CA), February 11, 2009—Lyris, Inc. (OTCBB: LYRI), the online marketing expert, today reported results for the second quarter and first six months of fiscal 2009.

     For the quarter ended December 31, 2008, Lyris reported revenues of $11.0 million, versus $10.9 million in the second quarter of last year and $11.0 million in the prior quarter. The revenue breakout for the quarter included subscription, 77 percent; licensed software, eight percent; support and maintenance, 12 percent; and professional services, three percent.

     On a GAAP basis, the company reported a net loss of $129,000, or $0.00 per share, in the second quarter of fiscal 2009 versus a net loss of $3.9 million, or $0.04 per share, in the same period a year ago. The results for the second quarter of fiscal 2008 include an impairment charge of $4.1 million related to the company’s acquisitions of ClickTracks and Hot Banana.

     On a non-GAAP basis, the company reported net income of $834,000, or $0.01 per diluted share, in the second quarter of fiscal 2009 versus non-GAAP net income of $1.3 million, or $0.01 per diluted share, a year ago. Material exclusions from non-GAAP net income in the second quarter of 2009 were amortization of intangibles of $864,000 and stock-based compensation of $175,000. In the prior year, non-GAAP net income excluded amortization of intangibles of $5.1 million and stock-based compensation expense of $179,000

     The company said that adjusted EBITDA in the second quarter of 2009 was $1.2 million versus $2.0 million in the second quarter a year ago. Adjusted EBITDA is earnings before net interest expense, taxes, depreciation and amortization expense, non-cash stock compensation expense, impairment charges, other income and gains or losses on disposal of discontinued operations.

     A reconciliation between GAAP and non-GAAP net income and between GAAP net income and adjusted EBITDA can be found in this news release and at www.lyrisinc.com.

     “We continue to realize our strategy of growing our subscription revenues as during the quarter, they grew nearly ten percent year-over year. In addition, recurring revenues represented 89 percent of total revenues,” noted Luis Rivera, chief executive officer of Lyris.

     “This quarter marks the first anniversary of the launch of Lyris HQ, our leading integrated online marketing platform, and our results reflect the continued market adoption of the offering,” he continued. “We now have 518 direct customers versus just over 400 in the prior quarter. In addition we grew the number of sub accounts, which access Lyris HQ through advertising and marketing agencies, by roughly one-third, and now have more than 110 customers for that offering,” he added. “We also continued to keep operating expenses stable as we achieve increased operating efficiencies and drive toward a stronger bottom line performance,” he noted.

     “Despite the current economic environment, we are optimistic about our outlook for the balance of fiscal 2009. Online marketing continues to be embraced by organizations seeking to maximize their resources. The Lyris HQ platform, to which we are continually incorporating new features and product enhancements, positions us well to capitalize on the market opportunity,” he noted.

     For the first six months of fiscal 2009, Lyris reported revenues of $22.0 million compared to revenues of $21.6 million in the first six months of fiscal 2008. On a GAAP basis, the company reported a net loss of $1.2 million, or $0.01 per share, in the first six months of fiscal 2009 versus a net loss of $4.0 million, or $0.04 per share, in the same period a year ago. The results for the first six months of fiscal 2008 include $4.1 million in impairment charges related to the company’s acquisitions of ClickTracks and Hot Banana. On a non-GAAP basis, the company reported net income of $641,000, or $0.01 per diluted share, in the first six months of fiscal 2009 versus net income of $2.5 million, or $0.02 per diluted share, in the same period a year ago. Non-GAAP net income in the first six months of fiscal 2009 and fiscal 2008 excludes amortization of intangibles of $1.7 million and $2.1 million, respectively, and stock-based compensation expense of $209,000 and $295,000 respectively. In addition, non-GAAP net income for the first six months of 2008 excludes the $4.1 million impairment charge related to acquisitions. Adjusted EBITDA for the first six months of fiscal 2009 was $1.6 million versus $4.0 million in the same period a year ago.

Conference Call

     The company hold a conference call today, February 11, at 8 a.m., Pacific Standard Time (11 a.m. Eastern Standard Time). The teleconference can be accessed by calling (913) 312-1454, passcode 1544832, or via the Internet at www.lyrisinc.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the call will be available through Wednesday, February 18, at (719) 457-0820, passcode 1544832, or via the company’s website at www.lyrisinc.com.

Non-GAAP Financial Measures

     In this release and during our conference call as described above, we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

     We believe the calculation of non-GAAP net income (loss) calculated without acquisition-related amortization or impairment charges, non-cash stock compensation expense and gains or losses on discontinued operations and certain other measures provides a meaningful comparison to our net income (loss) figures. Management does not consider these measures that are excluded to be related to the company’s ongoing core operating performance and therefore non-GAAP net income provides a basis for comparison of the company’s operating results across other periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as net income (loss) on a GAAP basis, less interest, taxes, deprecation, amortization, non-cash stock compensation expense, impairment charges, other income and gains or losses on discontinued operations is an indicator of the company’s cash flows. This measure is commonly used by our lenders to asses leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.

About Lyris, Inc.

     Lyris, Inc. (OTCBB: LYRI) is the online marketing expert delivering the right mix of software technology and industry knowledge to help its customers simplify their marketing efforts and optimize campaign ROI. Through the delivery of the industry’s first on-demand integrated marketing suite, Lyris HQ, and knowledge-sharing community, www.lyrishq.com, to secure and reliable on-premise solutions, including Lyris ListManager, Lyris provides customers the right tools to optimize the management, collaboration and execution of their online and mobile marketing initiatives. These sophisticated, yet easy-to-use, tools provide marketers a suite of best-of-breed applications for managing email marketing campaigns, publishing and managing Web site content, creating landing pages, optimizing Web sites and managing pay per click campaigns. Clients include Nokia, Adobe, PalmSource, John Hopkins University and JupiterMedia. For more information, please visit www.lyris.com. The company is based in Emeryville, California.

Contacts:

Richard McDonald

Director, Investor Relations

Lyris, Inc.

(610) 688-3305

rmcdonald@lyris.com

Erick Mott

Communications Director

Lyris, Inc.

(510) 844-2188

emott@lyris.com

Neal Rosen

Ruder-Finn

(415) 692-3058

rosenn@ruderfinn.com

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

Three Months Ended December 31

	2008	2007
Revenues:
Subscription revenue	$8,443	$7,701
Other services revenue	1,732	1,779
Software revenue	833	1,419
Total revenues	11,008	10,899
Cost of revenues:
Subscription, software and other services	2,936	3,207
Amortization of developed technology	477	2,588
Total cost of revenue	3,413	5,795
Gross profit	7,595	5,104
Operating expenses:
General and administrative expenses	2,514	2,975
Research & development	1,284	295
Sales & marketing	3,524	2,825
Amortization and impairment of customer
relationship trade names	387	2,529
Total operating expenses	7,709	8,624
Loss from continuing operations	(114)	(3,520)
Interest income	-	1
Interest expense	(110)	(347)
Other income	-	3
Loss from continuing operations
before income taxes	(224)	(3,863)
Income tax provision (benefit)	(19)	153
Loss from continuing operations	(205)	(4,016)
Income on disposal of discontinued operations,
net of tax	76	75
Net loss	(129)	(3,941)
Net loss per share basic and diluted	$(0.00)	$(0.04)
Weighted average shares outstanding used
in calculating net loss per share:
Basic and diluted	103,222	96,480

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

Six Months Ended December 31

	2008	2007
Revenues:
Subscription revenue	$16,552	$14,745
Other services revenue	3,445	3,584
Software revenue	1,971	3,270
Total revenues	21,968	21,599
Cost of revenues:
Subscription, software and other services	6,662	6,321
Amortization of developed technology	956	3,190
Total cost of revenue	7,618	9,511
Gross profit	14,350	12,088
Operating expenses:
General and administrative expenses	5,570	6,035
Research & development	1,845	644
Sales & marketing	7,125	5,402
Amortization and impairment of customer
relationship trade names	776	2,962
Total operating expenses	15,316	15,043
Loss from continuing operations	(966)	(2,955)
Interest income	-	4
Interest expense	(243)	(702)
Other income	-	7
Loss from continuing operations
before income taxes	(1,209)	(3,646)
Income tax provision	91	343
Loss from continuing operations	(1,300)	(3,989)
Income on disposal of discontinued operations,
net of tax	70	23
Net loss	(1,230)	(3,966)
Net loss per share basic and diluted	$(0.01)	$(0.04)
Weighted average shares outstanding used
in calculating net loss per share:
Basic and diluted	103,222	96,420

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)
Three Months Ended December 31,

	2008	2007
Net loss	(129)	(3,941)
Stock-based compensation expense	175	179
Amortization of intangibles	864	5,116
Other income	-	(3)
Gain on disposal of discontinued operations	(76)	(75)

Non-GAAP net income	834	1,276

Net (loss) income per share basic	$0.01	$0.01
Net (loss) income per share diluted	$0.01	$0.01

Shares used to compute net income per share:
Basic	103,222	96,480
Diluted	103,222	99,987

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles, other income and gains or losses from discontinued operations. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)
Six Months Ended December 31,

	2008	2007
Net loss	(1,230)	(3,966)
Stock-based compensation expense	209	295
Amortization of intangibles	1,732	6,152
Other income	-	(7)
Gain on disposal of discontinued operations	(70)	(23)

Non-GAAP net income	641	2,451

Net (loss) income per share basic	$0.01	$0.03
Net (loss) income per share diluted	$0.01	$0.02

Shares used to compute net income per share:
Basic	103,222	96,420
Diluted	103,222	99,591

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles, other income and gains or losses from discontinued operations. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)
Three Months Ended December 31,

	2008	2007
Net loss	(129)	(3,941)
Interest expense, net	110	346
Income tax provision	(19)	153
Depreciation and amortization	1,160	5,353

Total EBITDA	1,122	1,911

Stock-based compensation expense	175	179
Other income	-	(3)
Gain on disposal of discontinued operations	(76)	(75)

Total Adjusted EBITDA	1,221	2,012

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense, other income and gains or losses on disposal of discontinued operations. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)
Six Months Ended December 31,

	2008	2007
Net loss	(1,230)	(3,966)
Interest expense, net	243	698
Income tax provision	91	343
Depreciation and amortization	2,333	6,626

Total EBITDA	1,437	3,701

Stock-based compensation expense	209	295
Other income	-	(7)
Gain on disposal of discontinued operations	(70)	(23)

Total Adjusted EBITDA	1,576	3,966

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense, other income and gains or losses on disposal of discontinued operations. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.